Exhibit 10.17

AMENDMENT NO. 4 AND WAIVER NO. 3
TO REVOLVING CREDIT AGREEMENT

     AMENDMENT NO. 4 AND WAIVER NO. 3 (this “Amendment”), dated as of March 31, 2005, to the REVOLVING CREDIT AGREEMENT, dated as of August 20, 2003, by and among HAIGHTS CROSS OPERATING COMPANY (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), BEAR STEARNS CORPORATE LENDING, INC., as Syndication Agent (in such capacity, the “Syndication Agent”), and THE BANK OF NEW YORK (“BNY”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) as amended by Amendment No. 1 and Waiver No. 1, dated as of January 26, 2004, Amendment No. 2 and Waiver No. 2, dated as of April 14, 2004, and Amendment No. 3 and Consent No. 3, dated as of December 1, 2004 (and, as further amended from time to time, the “Credit Agreement”).

RECITALS

     I. Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     II. The Borrower has advised the Administrative Agent and the Lenders that (a) its wholly owned Subsidiary, Oakstone Publishing, LLC (“Oakstone”), intends to make an acquisition of the Capital Stock of Scott Publishing Company, Inc. (“Scott Publishing”) for a purchase price not to exceed $3,500,000, including working capital adjustments (the “Scott Acquisition”) and (b) immediately upon the consummation of the Scott Acquisition, Scott Publishing will be merged into Oakstone (the “Oakstone-Scott Merger”) pursuant to an Agreement and Plan of Merger (the “Scott Merger Agreement”).

     III. The Borrower has advised the Administrative Agent and the Lenders that (a) it or one of its wholly owned Subsidiaries intends to make an acquisition of the Capital Stock of CME Info.com Inc. (“CME”) for a purchase price not to exceed $8,500,000, including working capital adjustments (the “CME Acquisition”) and (b) immediately upon the consummation of the CME Acquisition, CME will be merged into the Borrower or one of its wholly owned Subsidiaries (the “CME Merger”) pursuant to an Agreement and Plan of Merger (the “CME Merger Agreement”).

     IV. The Borrower has requested that the Required Lenders agree to:

     (a) amend the definitions of “Consolidated Senior Secured Debt,” “Consolidated Total Debt” and “Permitted Acquisitions.”

     (b) amend Section 7.1(b) of the Credit Agreement to reduce the Consolidated Interest Coverage Ratio to 1.75:1.00 through the fiscal quarter ending June 30, 2006.

     (c) amend Section 7.7 of the Credit Agreement to increase the amount of Capital Expenditures permitted during each fiscal year by $10,000,000.

     V. The Borrower has also requested that the Required Lenders (a) waive compliance with Section 7.1(c) of the Credit Agreement for the fiscal quarter ending March 31, 2005 through and including the fiscal quarter ending December 31, 2005 and (b) waive certain requirements of the Credit Agreement with respect to the Scott Acquisition and the CME Acquisition.

     VI. The Administrative Agent and the Required Lenders have agreed to the Borrower’s requests on the terms and subject to the conditions set forth in this Amendment.

          Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments.

          (a) Section 1 of the Credit Agreement is hereby amended by adding, in appropriate alphabetical order, the following defined terms:

        “Amendment No. 4” shall mean Amendment No. 4 and Waiver No. 3 to Revolving Credit Agreement, dated as of March 31, 2005, among the Borrower, the Required Lenders, the Administrative Agent and the Syndication Agreement.

        “Amendment No. 4 Effective Date” shall mean March 31, 2005, provided that the conditions set forth in Section 5 of Amendment No. 4 are satisfied on or before April 12, 2005.

        “Cash Management Obligations” shall mean any and all obligations and liabilities of the Borrower to any Lender in respect of Cash Management Services.

        “Cash Management Services” shall mean treasury or cash management services, including without limitation, controlled disbursements, automated clearing house transactions, return items, overdrafts, and interstate depository services.

     “CME” shall have the meaning assigned to such term in Amendment No. 4.

     “CME Acquisition” shall have the meaning assigned to such term in Amendment No. 4.

     “CME Merger Agreement” shall have the meaning assigned to such term in Amendment No. 4.

     “Oakstone” shall have the meaning assigned to such term in the Recitals of Amendment No. 4.

     “Oakstone-Scott Merger” shall have the meaning assigned to such term in the Recitals of Amendment No. 4.

     “Scott Acquisition” shall have the meaning assigned to such term in the Recitals of Amendment No. 4.

     “Scott Facility” shall have the meaning assigned to such term in Section 3(b) of Amendment No. 4.

     “Scott Merger Agreement” shall have the meaning assigned to such term in the Recitals of Amendment No. 4.

     “Scott Publishing” shall have the meaning assigned to such term in the Recitals of Amendment No. 4.

          (b) Section 1 of the Credit Agreement is hereby amended by deleting the text of the definitions of “Consolidated Senior Secured Debt,” “Consolidated Total Debt” and “Permitted Acquisition” and substituting therefor the following:

          “Consolidated Senior Secured Debt”: at any date, (a) the aggregate principal amount of (i) all outstanding Loans and Reimbursement Obligations hereunder, (ii) all outstanding Term Loans, (iii) all Capital Lease Obligations of the Borrower and its Subsidiaries, and (iv) all other secured Indebtedness of the Borrower and its Subsidiaries outstanding at such date minus (b) the aggregate amount of all cash and cash equivalents of the Borrower in excess of $25,000,000, provided such cash and cash equivalents are free and clear of all Liens other than the Liens granted pursuant to the Security Documents.

          “Consolidated Total Debt”: at any date, (a) the aggregate principal amount of all Indebtedness, other than Indebtedness under Hedge Agreements, of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of all cash and cash equivalents of the Borrower in excess of $25,000,000, provided such cash and cash equivalents are free and clear of all Liens other than the Liens granted pursuant to the Security Documents.

          “Permitted Acquisition” means an Acquisition (other than acquisitions of Intellectual Property included in the definition of Capital Expenditures) from a third party by the Borrower or any Subsidiary from any Person in which the following conditions are satisfied:

     (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (b) such Acquisition is consummated pursuant to a negotiated merger, purchase or similar agreement, between the Borrower and/or any of its Subsidiaries, on the one hand, and such Person and/or any of its Affiliates, on the other hand, and a copy of such agreement (or the most recent draft thereof) is delivered to the Administrative Agent at least 10 Business Days prior to the consummation of such Acquisition together with, to the extent available, (i) consolidated financial statements (audited if available) of the acquired company for (A) the previous three fiscal years of such acquired company and (B) the fiscal quarters ending subsequent to the most recent financial statement delivered under the preceding clause (b)(i)(A) and completed 45 days or more before the date of such Acquisition, (ii) a consolidated pro forma balance sheet of Holdings as of the end of the most recently ended fiscal quarter to have been completed 45 days or more before the date of such Acquisition, and (iii) projected consolidated financial statements (including balance sheets and statements of operations and cash flows) of the Borrower and its subsidiaries (including the acquired company and its Subsidiaries as if they were Subsidiaries of the Borrower) for the period from the date of the proposed Acquisition to the Revolver Termination Date, including pro forma financial covenant calculations for each fiscal quarter in such period ending on or prior to December 31, 2004, and thereafter as of the end of each following fiscal year in such period;

     (c) consideration for such Acquisition shall be comprised of Capital Stock of Holdings, the assumption of Indebtedness permitted under clause (h) of Section 7.2 and/or cash and the aggregate amount of the consideration for such Acquisition (based on the fair market value of the Capital Stock issued, the amount of Indebtedness assumed and the cash expended in connection therewith) would not exceed $15,000,000, when taken together with all other Acquisitions during any twelve-month period commencing after the Amendment No. 4 Effective Date (subject to the provisos below) (such amount, the “Consideration Cap”); provided that, (A) (i) if at any time Holdings issues additional Capital Stock and the proceeds thereof are contributed by Holdings to the Borrower or Holdings issues Capital Stock which is paid as consideration for such Acquisition, the Consideration Cap for the twelve month period beginning with the calendar month in which such equity contribution or issuance occurs shall increase by the amount of equity proceeds so contributed or issued; and (ii) in no event shall the Consideration Cap for any twelve month period be greater than $25,000,000 and (B) the consideration paid for the Scott Acquisition and the CME Acquisition shall not be included in the calculation of the Consideration Cap so long as (i) the Scott Acquisition and the CME Acquisition close on or before December 31, 2005, and (ii) the consideration for the Scott Acquisition and the CME Acquisition is paid from the sources described in clause (A) of this proviso or from available cash or Cash Equivalents of the Borrower; and provided further that, (x) if the consideration for an Acquisition is comprised solely of the proceeds received by Holdco from the issuance of the Initial Notes or other unsecured Indebtedness of Holdco which have been or will be contributed by Holdco to the Borrower as equity and (y) if the assets or Person which are the subject of the Acquisition have had a positive Acquisition EBITDA for the immediately preceding twelve month period, the Borrower or its Subsidiaries may make the applicable Acquisition without regard to the Consideration Cap.

     (d) after giving effect to such Acquisition, the Borrower and its Subsidiaries shall have at least an aggregate of $10,000,000 in available cash, Cash Equivalents and available unused Revolving Commitments; and

     (e) the Borrower shall have delivered to the Administrative Agent a certificate (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.1) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenants set forth in Section 7.1 and the preceding clauses (b), (c) and (d).”

          (c) Section 2 of the Credit Agreement is amended to add the following Section 2.3:

          2.3. Procedure for Revolving Loan Borrowings for Cash Management Obligations. Any Revolving Lender providing Cash Management

Services to the Borrower may, upon occurrence of a default with respect to any Cash Management Obligations which remains uncured for two Business Days, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes such Revolving Lender to so request on its behalf) that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s pro rata share of the amount of the Cash Management Obligations then outstanding. Such request shall be deemed to be a notice of borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.2 without regard to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 5.2 (other than clauses (a), (b) and (d)). The requesting Revolving Lender shall furnish the Borrower with a copy of the notice of borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its pro rata share of the amount specified in such notice of borrowing available to the Administrative Agent for the account of the requesting Revolving Lender, by deposit to the Administrative Agent’s account, in same date funds, not later then 12:00 noon, New York City time on the day specified in such notice of borrowing and, upon receipt thereof, the Administrative Agent shall disburse such funds to the requesting Revolving Lender.

          (d) Section 6 of the Credit Agreement is amended to add the following Section 6.12:

          6.12 Cash Concentration Account Maintain, at all times during any period in which any Revolving Lender is providing Cash Management Services to the Borrower, its primary cash concentration account at an office of such Lender, provided however, the Borrower shall not be required to continue to maintain such primary cash concentration at an office of a Revolving Lender if the applicable Revolving Lender is not then providing Cash Management Services to the Borrower.

          (e) Section 7.1(b) of the Credit Agreement is hereby amended by deleting the text thereof and substituting therefor the following:

          “(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any period set forth below to be less than the ratio set forth below opposite such period:

Consolidated Interest
Period	Coverage Ratio
7/1/03 - 9/30/03	1.80x
10/1/03 - 12/31/03	1.80x

Consolidated Interest
Period	Coverage Ratio
1/1/04 - 3/31/04	1.80x
4/1/04 - 6/30/04	1.80x
7/1/04 - 9/30/04	1.85x
10/1/04 - 12/31/04	1.85x
1/1/05 - 3/31/05	1.75x
4/1/05 - 6/30/05	1.75x
7/1/05 - 9/30/05	1.75x
10/1/05 - 12/31/05	1.75x
1/1/06 - 6/30/06	1.75x
7/1/06 - 9/30/06	2.00x
10/1/06 - 12/31/06	2.00x
1/1/07 - 3/31/07	2.05x
4/1/07 - 6/30/07	2.05x
7/1/07 - 9/30/07	2.10x
10/1/07 - 12/31/07	2.10x
1/1/08-3/31/08	2.10x
4/1/08-5/20/08	2.10x

; provided, that for the purposes of determining the ratio described above for the periods ending September 30, 2003, December 31, 2003, and March 31, 2004, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such period (and, in the case of the latter two such determinations, each previous period commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.”

          (f) Section 7.7 of the Credit Agreement is hereby amended to delete the text thereof and substitute therefor the following:

     “Capital Expenditures Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding the amount specified below during the fiscal year set forth below:

Fiscal Year	Capital Expenditures
2003	$18,700,000
2004	$20,100,000
2005	$30,100,000
2006	$31,000,000
2007	$32,600,000
2008	$32,600,000

provided that (i) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in (but only in) the next succeeding fiscal year, (ii) Capital Expenditures made pursuant to this Section 7.7 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above, and (iii) for purposes of this Section 7.7 only, expenditures made or committed to acquire fixed or capital assets in Permitted Acquisitions or pursuant to Permitted Asset Exchanges shall not be deemed to comprise Capital Expenditures.”

     2. Waiver Regarding Section 7.1(c) of the Credit Agreement

          (a) The Required Lenders hereby waive compliance by the Borrower with Section 7.1(c) of the Credit Agreement for the fiscal quarter ending March 31, 2005 through and including the fiscal quarter ending December 31, 2005.

          (b) The Borrower hereby (i) acknowledges that the waiver granted pursuant to Section 2(a) is limited to the specific Section of the Credit Agreement referred to therein and is not a waiver of compliance by the Borrower with any other Section of the Credit Agreement or of any Default or Event of Default which may exist or hereafter occur and (ii) agrees that, notwithstanding the waiver granted pursuant to Section 2(a), the Borrower shall include calculations of the covenant in Section 7.1(c) in the Compliance Certificates delivered pursuant to Section 6.2(b) of the Credit Agreement.

     3. Waivers Regarding the Scott Acquisition

          (a) The Required Lenders hereby waive the obligation of the Borrower and Oakstone to deliver or to cause Scott Publishing to deliver the documents described in Section 6.10(c) of the Credit Agreement with respect to Scott Publishing, provided that (i) immediately following the consummation of the Scott Acquisition, the Administrative Agreement shall have received, and, in its reasonable discretion, approved, the executed Scott Merger Agreement and (ii) the Administrative Agent shall have received confirmation satisfactory to it that the Scott-Oakstone Merger shall have been consummated on the same Business Day as the consummation of the Scott Acquisition.

          (b) The Required Lenders hereby waive the obligation of the Borrower under Section 6.10(e) of the Credit Agreement to deliver to the Administrative Agent, upon the consummation of the Scott Acquisition, a Landlord Waiver with respect to the facility leased by Scott Publishing located at 420 5th Avenue South, Edmunds, Washington (the “Scott Facility”), provided that, within 120 days after the consummation of the Scott Acquisition, the Borrower or Oakstone (i) uses commercially reasonable efforts (which shall not require the payment of any fee) to deliver a Landlord Waiver for the Scott Facility to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent or (ii) delivers to the Administrative Agent evidence reasonably satisfactory to it that all or substantially all of the personal property located in the Scott Facility has either (1) been sold or otherwise disposed of or (2) been transferred to another location owned by a Borrower or a Guarantor or to a location leased by the Borrower or a Guarantor, with respect to which the Administrative Agent has previously received a landlord’s waiver.

          (c) The Borrower hereby (i) acknowledges that the waivers granted pursuant to Sections 3(a) and (b) are limited to the specific matters referred to therein and are not waivers of compliance by the Borrower with any other Sections of, or matters relating to, the Credit Agreement or of any Default or Event of Default which may exist or hereafter occur and (ii) agree that, in the event, notwithstanding the waiver granted in Section 3(a), the Scott-Oakstone Merger is not consummated on the same Business Day as the consummation of the Scott Acquisition, the Borrower and Oakstone will deliver, or cause Scott Publishing to deliver, the documents described in Section 6.10(c) of the Credit Agreement.

     4. Waivers Regarding CME Acquisition

          (a) The Required Lenders hereby waive the obligation of the Borrower or its wholly owned Subsidiary to deliver or to cause CME to deliver the documents described in Section 6.10(c) of the Credit Agreement with respect to CME, provided that (i) immediately following the consummation of the CME Acquisition, the Administrative Agreement shall have received, and, in its reasonable discretion, approved, the executed CME Merger Agreement and (ii) the Administrative Agent shall have received confirmation satisfactory to it that CME Merger shall have been consummated on the same Business Day as the consummation of the CME Acquisition.

          (b) The Borrower hereby (i) acknowledges that the waivers granted pursuant to Sections 4(a) are limited to the specific matters referred to therein and are not waivers of compliance by the Borrower with any other Sections of, or matters relating to, the Credit Agreement or of any Default or Event of Default which may exist or hereafter occur and (ii) agree that, in the event, notwithstanding the waiver granted in Section 4(a), the CME Merger is not consummated on the same Business Day as the consummation of the CME Acquisition, the Borrower and or its wholly owned Subsidiary will deliver, or cause CME to deliver, the documents described in Section 6.10(c) of the Credit Agreement.

     5. Conditions to Effectiveness.

          This Amendment shall be effective as of March 31, 2005, provided that the following conditions are satisfied on or before April 12, 2005:

          (a) the Administrative Agent shall have received this Amendment executed by a duly authorized signatories of the Borrower and each of the Guarantors and by each of the Required Lenders; and

          (b) the Administrative Agent shall have received an amendment and waiver fee for the benefit of each Lender executing this Amendment equal to 0.125% of such Lender’s commitment.

          (c) the Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

     6. Miscellaneous

          (a) The Borrower hereby:

          (i) acknowledges and reaffirms its obligations under, and confirms the validity and enforceability of, the Credit Agreement and the other Loan Documents;

          (ii) represents and warrants that, after giving effect to this Amendment, there exists no Default or Event of Default and no Default or Event of Default will result from the consummation of the transactions described in this Amendment; and

          (iii) represents and warrants that the representations and warranties contained in the Credit Agreement (other than the representations and warranties made as of a specific date) are true and correct in all material respects on and as of the date hereof.

          (iv) represents and warrants that the Scott Acquisition is a Permitted Acquisition under the definition of Permitted Acquisition and the consideration to be paid therefor is within the Consideration Cap.

          (b) Each of the Guarantors, by signing this Amendment, hereby:

          (i) acknowledges and consents to the execution of this Amendment; and

          (ii) acknowledges and reaffirms its obligations under, and confirms the validity and enforceability of, the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party.

          (b) This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

          (c) This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

          (d) The Borrower agrees to pay the reasonable fees and expenses of the Administrative Agent’s counsel in connection with this Amendment and any other fees due to the Administrative Agent.

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HAIGHTS CROSS AMENDMENT NO. 4

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER: HAIGHTS CROSS OPERATING COMPANY
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	EVP & CFO

HAIGHTS CROSS AMENDMENT NO. 4

GUARANTORS: HAIGHTS CROSS COMMUNICATIONS, INC.
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	EVP & CFO

SUNDANCE/NEWBRIDGE EDUCATIONAL PUBLISHING, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

TRIUMPH LEARNING, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

RECORDED BOOKS, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

OAKSTONE PUBLISHING, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

HAIGHTS CROSS AMENDMENT NO. 4

CHELSEA HOUSE PUBLISHERS, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

THE CORIOLIS GROUP, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

W F HOWES LIMITED
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

OPTIONS PUBLISHING, LLC
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Vice President

HAIGHTS CROSS AMENDMENT NO. 4

THE BANK OF NEW YORK, as a Lender and as Administrative Agent
By:	/s/ Steven T. Correll
	Name:	Steven T. Correll
	Title:	Vice President

HAIGHTS CROSS AMENDMENT NO. 4

BEAR STEARNS CORPORATE LENDING, INC., as a Lender and as Syndication Agent
By:	/s/ Richard Bram Smith
	Name:	Richard Bram Smith
	Title:	Vice President

HAIGHTS CROSS AMENDMENT NO. 4

CIT LENDING SERVICES CORPORATION, as a Lender
By:	/s/ Donald J. Oberg Jr.
	Name:	Donald J. Oberg Jr.
	Title:	Vice President

HAIGHTS CROSS AMENDMENT NO. 4

VAN KAMPEN SENIOR LOAN FUND By: Van Kampen Asset Management
By:	/s/ Darvin D. Pierce
	Name:	Darvin D. Pierce
	Title:	Executive Director

VAN KAMPEN SENIOR INCOME TRUST By: Van Kampen Asset Management
By:	/s/ Darvin D. Pierce
	Name:	Darvin D. Pierce
	Title:	Executive Director